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                                                                   Exhibit 10.11
                                GB HOLDINGS INC.

April 20, 2004


Ealing Corp.
c/o Icahn Associates Corp.
767 5th Avenue, 47th floor
New York, NY 10153

Gentlemen:

At the request of the Special Committee of the Board of Directors of GB Holdings, Inc., we are continuing to discuss the terms of a proposed credit facility with other prospective lenders. Therefore, we request that you agree to extend the term of the Commitment Letter from to May 1, 2004 to July 1, 2004. Also, as we previously advised, please suspend the preparation of the definitive loan documents and security documents (collectively, the "Definitive Agreements"), until such time we determine whether to proceed with loan arrangements with you.


We will promptly inform you of a decision once we determine whether to enter into Definitive Agreements with you or a different lender.

                                      Very truly yours,

                                      GB HOLDINGS INC.

                                      /s/ Douglas Niethold
                                      ------------------------------------------
                                      Name:  Douglas Niethold
                                      Title: Interim Vice President, Chief
                                             Financial Officer, Principal
                                             Accounting Officer


Receipt Acknowledged and Agreed:
EALING CORP.

/s/ Edward E. Mattner
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Name:  Edward E. Mattner
Title: Vice President